Exhibit 32
Section 906 Certification

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Solely for the purposes of complying with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we, the undersigned President and Chief Executive Officer and Senior Vice President, Chief Financial Officer and Treasurer of Journal Media Group, Inc. (the “Company”), hereby certify, based on our knowledge, that:

(1)
The Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2015 (the “Report”), which this certification accompanies, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Timothy E. Stautberg

Timothy E. Stautberg
President and Chief Executive Officer
August 14, 2015

/s/ Jason R. Graham

Jason R. Graham
Senior Vice President, Chief Financial Officer and Treasurer
August 14, 2015